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                                                                    EXHIBIT 99.3

                               OWNERSHIP AGREEMENT

                          AMONG CERTAIN SHAREHOLDERS OF

                           DRAGON PHARMACEUTICAL, INC.

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                               OWNERSHIP AGREEMENT

THIS AGREEMENT is made as of October 17, 2003 among certain shareholders (the "Shareholders") of DRAGON PHARMACEUTICAL, INC. (the "Corporation") whose names and shareholdings are set out in Schedule A attached hereto.

WHEREAS:

A. Each of the Shareholders holds the number of shares in the capital of the Corporation set out in Schedule A attached hereto; and

B. Each of the Shareholders have agreed to enter into this Agreement and a shareholders agreement of even date (the "Shareholders' Agreement") as being in their respective best interests and for the purpose of providing for mutual commitment and cooperation among the Shareholders in respect of their shareholdings in the Corporation in order to facilitate the growth and development of the Corporation and its business.

NOW, THEREFORE, THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements herein contained the parties hereto agree as follows:

                           ARTICLE 1 - INTERPRETATION

1.1               DEFINITIONS

In this Agreement, unless something in the subject matter or context is inconsistent therewith:

         (a)      "Act" means Florida Business Corporation Act;

         (b)      "Affiliate" means:

                  (i) with respect to any person, any other person which is directly or indirectly controlled by it; and

                  (ii) if the person is a corporation, it means, in addition to the foregoing, any person which controls it or is under common control with the first person;

         (c) "Agreement" means this agreement and all Schedules attached hereto and all amendments made hereto and thereto by written agreement between the Shareholders;

         (d) "Business Day" means a day other than a Saturday, Sunday or statutory holiday in British Columbia;

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         (e)      "Common Shares" means shares of common stock of the
                  Corporation;

         (f)      "Communication" has the meaning set out in section 4.7;

         (g) "Committee" means the committee of Shareholders formed from time to time pursuant to the Shareholders' Agreement;

         (h) "Committee's view" or "Committee's decision" means the view or decision of a Committee as evidenced by resolutions passed pursuant to the Shareholders' Agreement;

         (i)      "Control" of:

                  (i)      a body corporate by a Person only occurs if:

                           (A) securities of the Person to which are attached more than 50% of the votes that may be cast to elect directors of the body corporate are held, other than by way of security or pledge only, by or for the benefit of that Person; and

                           (B) the votes attached to those securities would otherwise be sufficient, if exercised, to elect a majority of the directors of the body corporate; or

                  (ii) any Person (other than a body corporate) by another Person only occurs if that other Person possesses, directly or indirectly, the power to direct or cause the direction of the management policies of such first Person;

         (j) "Corporation" means Dragon Pharmaceutical, Inc., a corporation incorporated under the Act;

         (k)      "Equity Securities" means:

                  (i) shares or any other security of the Corporation that carries the residual right to participate in the earnings of the Corporation and, on liquidation, dissolution or winding-up, in the assets of the Corporation, whether or not the security carries voting rights;

                  (ii) any warrants, options or rights entitling the holders thereof to purchase or acquire any such securities; or

                  (iii) any securities issued by the Corporation which are convertible or exchangeable into such securities;

         (l) "Person" means any individual, partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, trust,

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                  trustee, executor, administrator, or other legal personal
                  representatives, regulatory body or agency, government or governmental agency, authority or entity howsoever designated or constituted;

         (m) "Shareholders" means each of the shareholders named in Schedule A attached hereto, together with such other persons as may beneficially own Common Shares and become parties to this Agreement, collectively, and "Shareholder" means any one of such persons individually;

         (n) "Shareholders Group" means Shareholders Group A, B, C, D, E or F specified in Schedule A and "Shareholders Groups" means all of them; and

         (o) "Transfer" includes any sale, exchange, assignment, gift, bequest, disposition, mortgage, charge, pledge, encumbrance, grant of a security interest or other arrangement by which possession, legal title or beneficial ownership passes from one Person to another, or to the same Person in a different capacity, whether or not voluntarily and whether or not for value, and any agreement to effect any of the foregoing; and the words "Transferred", "Transferring" and similar words have corresponding meanings.

1.2               SECTIONS AND HEADINGS

The division of this Agreement into Articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, section or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and sections are to Articles and sections of this Agreement.

1.3               NUMBER

Words importing the singular include the plural and vice versa, words importing one gender shall include all genders and words importing persons shall include corporations, individuals, partnerships, associations, trusts, unincorporated organizations or other entities.

1.4               SCHEDULES

The following are the Schedules to this Agreement, which Schedules form a part hereof:

                  Schedule A - Names of Shareholders who are party to this
                               Agreement

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                     ARTICLE 2 - DEALING WITH COMMON SHARES

2.1               NO TRANSFER OF COMMON SHARES

Except as expressly approved by a Committee's decision, the Shareholders shall not Transfer their Equity Securities or their rights under this Agreement.

2.2               ELIGIBLE TRANSFEREES

         (a) Notwithstanding any other term of this Agreement, a Shareholder (a "TRANSFERRING SHAREHOLDER") may, at any time and from time to time, transfer any or all of its Equity Securities to a Person that is its Affiliate ("Eligible Transferee") of that Shareholder provided that, at or prior to the time of such Transfer:

                  (i) such Eligible Transferee shall agree to become bound by the terms hereof as if such Eligible Transferee had entered into this Agreement in the place and stead of the Transferring Shareholder to the extent of the Equity Securities so transferred to such Eligible Transferee; and

                  (ii) such Transferring Shareholder and such Eligible Transferee shall agree that at all times, while such Eligible Transferee is a shareholder of the Corporation, the Eligible Transferee shall remain an Affiliate of the Transferring Shareholder.

                          ARTICLE 3 - FUTURE FINANCING

3.1               NO OBLIGATION TO FUND CORPORATION

Nothing contained herein shall be read or construed so as to require any of the Shareholders to:

         (a) contribute additional capital to the Corporation by way of a subscription for securities, a loan or otherwise; or

         (b)      otherwise provide financial assistance to the Corporation.

3.2               PROHIBITION ON ADDITIONAL PURCHASE

The Shareholders agree that each of them will not subscribe for or purchase any additional Common Shares from the Corporation or otherwise unless:

         (a) prior to such subscription or purchase, such subscription or purchase is approved by a Committee's decision; and

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         (b)      such additional Common Shares (whether from treasury or
                  otherwise) are offered to all Shareholders in proportion pro rata to their existing shareholding of Common Shares.

Provided that if a Shareholder acquires any additional Common Shares in breach of this provision, those Common Shares shall be deemed to be governed and restricted by the provisions of this Agreement and the Shareholders' Agreement but the number of votes specified in the Shareholders' Agreement for which the member of the Committee appointed by that Shareholder is entitled to exercise shall remain unchanged. In the event that any of the Shareholders purchases or subscribes for additional Common Shares in compliance with the provisions of this Agreement, the Shareholders shall agree on a new voting structure for the members of the Committee reflecting the proportional shareholding of the Shareholders after the acquisition of the Common Shares and shall promptly amend the Shareholders' Agreement to reflect the same.

                              ARTICLE 4 - GENERAL

4.1               SUPERSEDING OTHER AGREEMENT

The Shareholders hereby agree that the provisions in this Agreement under Articles 2 and 3 shall supersede all previous and other agreement between the parties in relation to the subject matter thereof and all previous or other provisions in other agreements between the parties to the extent that they deal with the same subject matter as in Articles 2 and 3 shall be deemed to be deleted in their entirety from such other agreements and shall be of no effect.

4.2               AMENDMENTS AND WAIVERS

No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by all parties hereto. No waiver of any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.

4.3               ASSIGNMENT

Except as otherwise provided herein, none of the parties hereto may assign such party's rights or obligations under this Agreement without the prior written consent of all of the other parties hereto.

4.4               TERMINATION

This Agreement shall terminate upon:

         (a)      the written agreement of all of the Shareholders;

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         (b)      the dissolution or bankruptcy of the Corporation or the making by the Corporation of an assignment under the provisions of the Bankruptcy and Insolvency Act (Canada); or

         (c) the date which is upon the expiry of 24 months from the date of this Agreement.

4.5               SEVERABILITY

If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect and the parties will use their best efforts to substitute for any provision that is invalid, illegal or unenforceable in any jurisdiction a valid and enforceable provision which achieves to the greatest possible the economic, legal and commercial objectives of such invalid, illegal or unenforceable provision of this Agreement and, failing agreement of the parties on such a substitution within 30 days after the finding of the court, arbitrator or Governmental Authority, any party may refer the matter for dispute in the Court.

4.6               EQUITABLE REMEDIES

Each party to this Agreement consents to the granting of specific performance and injunctive or other equitable relief to each other party to this Agreement in respect of any actual or threatened breach of this Agreement, without proof of actual damages.

4.7               NOTICES

Any demand, notice or other communication (a "Communication") to be given in connection with this Agreement shall be given in writing and may be given by personal delivery, by registered mail or by transmittal by fax addressed to the recipient as specified in writing by each of the parties hereunder on the date of this Agreement or to such other address, fax number or individual as may be designated by notice by any party to the other from time to time. Any Communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof (or the next Business Day if such day is not a Business Day) and, if given by registered mail, on the 5th Business Day following the deposit thereof in the mail and, if given by fax, on the day of transmittal thereof (or the next Business Day if such day is not a Business Day). If the party giving any Communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such Communication shall not be mailed but shall be given by personal delivery or by fax.

4.8               GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia.

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4.9               INDEPENDENT LEGAL ADVICE

Each of the parties hereto acknowledges that they have jointly retained McCarthy Tetrault LLP to draft this Agreement and they have been advised that they may wish to seek independent legal advice with respect to the execution of this Agreement and all related documentation and each party confirms that it does not require or it does not wish to seek independent legal advice and such party enters into this Agreement by such party's own free will and voluntarily without any coercion or duress or influence, having been imposed upon such party by any of the parties hereto.

4.10              EXECUTION IN COUNTERPARTS AND BY FAX

This Agreement may be executed in multiple counterparts and by fax and each such executed counterpart shall be deemed an original for all purposes and all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement.

THE DS FAMILY TRUST

Per: /s/ David Chang
     ___________________________________
      Name: David Chang
      Title: Trustee

LI & FANG ENTERPRISES LTD.

Per: /s/ David Chang
     ___________________________________
      Name: David Chang
      Title: Authorized Person


________________________________________
 CHANG KUO LUNG

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YUKON HEALTH ENTERPRISES LIMITED

Per: /s/ Sun Yiu Kwong
      ___________________________________
      Name: Sun Yiu Kwong
      Title: Director


________________________________________
 KENNY EN KAI HO


________________________________________
 YUANG CHEN CHU KUO

FAITH EQUITY LIMITED.

Per: /s/ Tseung Huei Zen
     ___________________________________
      Name: Tseung Huei Zen
      Title: Director

GLOBAL EQUITIES OVERSEAS LIMITED

Per: /s/ Yuen Pak Yiu Philip
     ___________________________________
      Name: Yuen Pak Yiu Philip
      Title: Director

GOLDPAC INVESTMENT PARTNERS LTD.

Per: /s/ Joe Tai
     ___________________________________
      Name: Joe Tai
      Title: Authorized Signatory

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CHOW TAI FOOK NOMINEE LIMITED

Per: /s/ Cheng Yue Pui
     ___________________________________
      Name: Cheng Yue Pui
      Title: Director

/s/ Philip Yuen
________________________________________
 PHILIP YUEN

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                                   SCHEDULE A

             NAMES OF SHAREHOLDERS WHO ARE PARTIES TO THIS AGREEMENT

                                                                                  Number of
                                                                                Common Shares
                                                                                  of Dragon
                              Shareholders Group                                Phamaceuticals
Name of Shareholder           to which it belongs              Contact            Inc. held
--------------------------    -------------------         -----------------     --------------
The DS Family Trust                   A                   David Chang               400,000
Li & Fang Enterprises Ltd.            A                   David Chang               125,000
Chang Kuo Lung                        A                   David Chang               497,500
Yukon Health Enterprises              B                   Dr. Yiu Kwong Sun         600,000
Limited
Kenny Ha Kai Ho                       C                   Gary Ho                   560,000
Yuang Chen Chu Kuo                    C                   Gary Ho                   160,000
Faith Equity Limited                  D                   Philip Yuen               408,000
Global Equities Overseas              D                   Philip Yuen               600,000
Limited
Goldpac Investment Partners           E                   Joe Tai                 1,543,000
Ltd.
Chow Tai Fook Nominee                 F                   Dr. Yiu Kwong Sun       2,000,000
Limited
Philip Yuen                           D                   Philip Yuen                56,500

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